EXHIBIT 99.1

P-Com Media Contact            P-Com Investor Contact            Telaxis Investor Contact
-------------------            ----------------------            ------------------------
Greg Berardi                   Leighton Stephenson, CFO          David Renauld, Vice President
415-239-7826                   408-866-3666                      413-665-8551
greg@bluemarlinpartners.com    leighton.stephenson@p-com.com     drenauld@tlxs.com
---------------------------    -----------------------------     -----------------


                  P-COM and TELAXIS TERMINATE MERGER AGREEMENT

------------------------------------------------------------------------
CAMPBELL, CA and SOUTH DEERFIELD, MA (January 7, 2003) - P-Com, Inc. (Nasdaq:PCOM), a worldwide provider of wireless telecom products and services, and Telaxis Communications Corporation (Nasdaq:TLXS), a developer of wireless fiber optic connectivity products, today announced that they have mutually terminated the definitive merger agreement between the companies. The two companies are continuing discussions relating to a possible merger or other strategic transaction between the companies.

About P-Com, Inc.
-----------------
P-Com, Inc. develops, manufactures, and markets point-to-point, point-to-multipoint, and spread spectrum wireless access systems to the worldwide telecommunications market, and through its wholly owned subsidiary, P-Com Network Services, Inc., provides related installation support, engineering, program management and maintenance support services to the telecommunications industry in the United States. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service
(PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call (408) 866-3666.
                  -------------

About Telaxis
-------------
Telaxis is developing its FiberLeap(TM) product family to enable direct fiber optic connection to wireless access units and to transparently transmit fiber optic signals over a wireless link without the use of conventional modems. Taking advantage of Telaxis' high-frequency millimeter-wave expertise, the FiberLeap(TM) product family is being developed to use the large amounts of unallocated spectrum above 40 GHz to provide data rates of OC-3 (155 Mbps), OC-12 (622 Mbps), and Gigabit Ethernet. Telaxis has recently demonstrated its initial EtherLeap(TM) product, an 802.11-based Ethernet Local Area Network (LAN) radio operating at millimeter-wave frequencies. For more information visit www.tlxs.com, call (413) 665-8551 or email IR@tlxs.com.
------------                               -----------

Safe Harbor Statement
---------------------
There can be no assurance that any merger or other strategic transaction will be consummated between P-Com and Telaxis. There can be no assurance that any new merger or other agreement relating to a strategic transaction will result from the continuing discussions. Further, there can be no assurance concerning the form, structure, nature, results, timing, or terms and conditions of any such potential new merger or other agreement, even if such a new agreement does result from the continuing discussions.

Statements in this release that are not statements of historical facts, including statements regarding each company's business outlook or expected performance or developments, are forward-looking statements that involve risks, uncertainties, and assumptions. The actual results of P-Com, Telaxis, or a combined company following any merger or other strategic transaction may differ materially from the results anticipated in these forward-looking statements. P-Com and Telaxis cannot predict whether any merger or other strategic transaction between the two companies will be completed due to the risks and uncertainties relating to their ability and desire to negotiate and sign a new merger or other agreement and to satisfy the conditions to the closing of the transaction that would be set forth in that new agreement. Whether or not a merger or other strategic transaction is completed, both companies may be expending substantial time and incurring substantial costs relating to the consideration of a possible transaction and their directors and management may be interested in and distracted by a possible transaction. Even if a transaction is completed, the forward-looking statements involve additional risks and uncertainties that could contribute to such differences including, without limitation, risks relating to the ability of the companies to integrate in a cost-effective, timely manner without material loss of employees or customers, the risk that cost savings from the transaction may not be fully realized or may take longer to realize than expected, potential negative reactions of investors, competitors, customers, employees, and others, possible delisting from The Nasdaq SmallCap Market, the need to raise capital, a severe worldwide slowdown in the telecommunications equipment and services sector, the uncertainty in the larger economy, working capital constraints, fluctuations in customer demand and commitments, difficulties in predicting the combined company's future financial performance, difficulties inherent in entering new markets and in developing and introducing new products, difficulties in predicting and establishing commercial acceptance and viability of new products, difficulties in supplying products with the desired features and price in a timely and cost-effective manner, difficulties in obtaining satisfactory performance from third-party suppliers and manufacturers, cancellations of orders without penalties, pricing and competition, the ability of customers to finance their purchases of the combined company's products and/or services, the timing of new technology and product introductions, the risk of early obsolescence, difficulties in obtaining customers, lack of market demand for the companies' products, Telaxis' stockholder litigation, difficulties in attracting and retaining personnel, inability to protect proprietary technology, possible intellectual property infringement, warranty and other claims, and difficulties in obtaining any necessary governmental permits, waivers, or approvals. Further, P-Com and Telaxis operate in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond their control, such as announcements by competitors and service providers. Many of these risks would also apply if no transaction were completed between Telaxis and P-Com. Further information on these and other factors that could affect the actual results of P-Com or Telaxis or any combined company is included in filings made by P-Com and Telaxis from time to time with the Securities and Exchange Commission, including on Form 10-K and Form 10-Q, and in other public statements made by P-Com and Telaxis, including press releases.

FiberLeap, Telaxis Communications, and its logos are trademarks of Telaxis Communications Corporation.

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